UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 28, 2016

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(c)    On September 28, 2016, Catherine A. Hoovel, 45, was elected Corporate Vice President and Chief Accounting Officer of McDonald's Corporation (the “Company"), effective on October 1, 2016.  Ms. Hoovel currently serves as controller for the McDonald’s restaurants owned and operated by McDonald’s USA, a position she has held since April 2014.  Prior to that time, Ms. Hoovel served in various corporate and regional finance roles across the organization since March 1996.  In connection with Ms. Hoovel’s promotion, she received a 13.4% salary increase and her annual cash bonus plan target increased from 30% of year-end base salary, to 50% of year-end base salary.
Brian Mullens, who currently serves as the Company’s principal accounting officer, is transitioning to a new global finance role with the Company as of October 1, 2016.
Item 7.01.  Regulation FD Disclosure.

On September 29, 2016, the Company issued an Investor Release announcing that on September 28, 2016, the Board of Directors declared a quarterly cash dividend. A copy of the Investor Release is attached as Exhibit 99 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99	Investor Release of McDonald's Corporation issued September 29, 2016:
McDonald's Raises Quarterly Cash Dividend by 6%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	September 29, 2016	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Investor Release of McDonald's Corporation issued September 29, 2016:
McDonald's Raises Quarterly Cash Dividend by 6%